Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Fonix Corporation

As independent registered public accountants, we hereby consent to the use of our report dated March 7, 2006, with respect to the consolidated financial statements of Fonix Corporation, in the Registration Statement of Fonix Corporation on Form S-1 relating to the registration of 800,000,000 shares of Class A common stock. We also consent to the use of our name and the reference to us in the Experts section of the Registration Statement.

/s/ HANSEN, BARNETT & MAXWELL

Salt Lake City, Utah
August 21, 2006